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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 2001-A
                              OFFICER'S CERTIFICATE


Key Consumer Receivables LLC                Bank One, National Association
c/o Key Bank USA, National Association      One Bank One Plaza, Suite 0126
800 Superior Ave, 4th Floor                 Chicago, IL  60670
Cleveland, Ohio 44114                       Attn: Corporate Trust Administration
ATTN: Senior Vice President                 Phone: (312) 407-0192
Phone: (216) 828-9342                       Fax: (312) 407-1708
Fax: (216) 828-9301

MBIA Insurance Corporation                  Key Bank USA, National Association
113 King Street                             800 Superior Ave, 4th Floor
Armonk, NY 10504                            Cleveland, Ohio 44114
ATTN: Data Administration                   ATTN: Key Education Resources,
Phone: (914) 765-3772                             Student Loan Trust 2001A
Fax:  (914) 765-3810                        Phone: (216) 828-9342
                                            Fax: (216) 828-9301

The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, NY 10001
ATTN: Structured Finance
Phone: (201) 593-6784
Fax: (201) 593-6459


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Consumer Receivables LLC, as Depositor, Key Bank USA, National Association, as Master Servicer and Administrator, KeyCorp Student Loan Trust 2001-A, and Bank One, National Association as Eligible Lender Trustee, dated as of September 1, 2001 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from the inception of the Trust, through December 31, 2001, and of its performance under the Agreement has been made, and
(ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                            Key Bank USA, National Association,
                                            as Administrator


                                            by:    /s/ DARLENE H. DIMITRIJEVS
                                            ------------------------------------
Date: March 4, 2002                         Name:  Darlene H. Dimitrijevs, CPA
                                            Title: Senior Vice President


                                            by:    /s/ DEBRA S. FRONIUS
                                            ------------------------------------
                                            Name:  Debra S. Fronius
                                            Title: Vice President